Exhibit 99.77Q1

This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the twenty-first day of November 2003.



                        Great Hall Investment Funds, Inc.



  Witness:  /s/ Chris Tomas		   By:  /s/ Jennifer Lammers
            __________________________          __________________________
            Chris Tomas                         Jennifer Lammers
            Chief Financial Officer             Chief Executive Officer